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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants


         We consent to the incorporation by reference in the registration statements on Form S-8 (File No. 333-56477), S-3 (File No. 333-58087), S-8 (File No. 333-50251) and S-3 (File No. 333-50033) of Take- Two Interactive Software, Inc. of our report dated December 21, 1998, relating to our audit of the consolidated balance sheet of Take-Two Interactive Software, Inc. as of October 31, 1998, and related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended October 31, 1998. We also consent to the reference to our firm under the caption "Experts."


                                             PRICEWATERHOUSE COOPERS LLP

New York, NY
January 27, 1999